ACQUIRED SALES CORP.

Compensation Agreement

This Compensation Agreement between Acquired Sales Corp. ("AQSP"), Gerard M. Jacobs ("GMJ") and William C. "Jake" Jacobs ("WCJ") is dated as of June 19, 2019, and shall constitute a legally binding agreement, settlement and release of all claims associated with past work performed for AQSP by GMJ and WCJ:

GMJ compensation:

1. AQSP shall pay GMJ a consulting fee of $7,500 per month starting during June 2019 until AQSP and GMJ sign the employment agreement described below.

2. AQSP and GMJ shall sign an employment agreement for GMJ to serve as AQSP's Chairman, CEO and Secretary (the "GMJ Employment Agreement"), to be signed upon the earlier of the closing of AQSP's acquisition of CBD Lion LLC ("CBD Lion") or the closing of AQSP's acquisition of Warrender Enterprise Inc. d/b/a Lifted Liquids ("Lifted Liquids"). The GMJ Employment Agreement shall be consistent with the following:

•The GMJ Employment Agreement shall be a "rolling" five year employment agreement, following the same general format as AQSP's employment agreements for Erik S. Lundgren ("ESL"), Nicholas S. Warrender ("NSW") and WCJ. For the purposes of this Agreement, “rolling” five-year employment agreement for GMJ shall mean that that the employment agreement shall continue until the fifth anniversary of its effective date, unless terminated earlier for good cause; provided, however, that, on the first anniversary of the effective date and each annual anniversary thereafter (such date and each annual anniversary thereof, a "Extension Date"), this Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (extending the term of this Agreement to five years after each such Extension Date), unless either party provides written notice of the party's intention not to extend the term of this Agreement at least 90 days' prior to the applicable Extension Date (providing notice of non-extension at least four years and 90 days prior to expiration of this Agreement).

•Under the GMJ Employment Agreement, GMJ's base salary shall be at least $100,000 per year, payable on the same bi-weekly or monthly schedule as the base salaries of ESL, NSW and WCJ. Under the GMJ Employment Agreement, GMJ shall participate in AQSP's management bonus pool, generally described as follows: During the 4th quarter of each year, the Chairman of the Compensation Committee of AQSP's Board of Directors shall unanimously agree with GMJ, ESL, NSW and WCJ upon an EBITDA target amount for the following year. In the event that the foregoing parties are unable to unanimously agree on an EBITDA target for the following year, the EBITDA target for the following year shall default to the actual EBITDA for the year preceding the following year. If AQSP's actual EBITDA during such following year exceeds that EBITDA target amount, then a total of 33% of the amount (if any) by which AQSP's actual EBITDA during such following year exceeds that EBITDA target amount will be set aside by AQSP as a cash management bonus pool, and such cash will be allocated and paid out by AQSP as bonuses or fees to the officers of AQSP and its subsidiaries (and potentially, to directors and/or third parties who have significantly helped AQSP during such following year), with the allocation of such management bonuses to be determined by unanimous written agreement of GMJ, ESL, NSW and WCJ.

•Under the GMJ Employment Agreement, AQSP shall pay GMJ the following bonuses in addition to GMJ's participation in the aforementioned management bonus pool:

     (a) Upon the closing of AQSP's acquisition of CBD Lion,

           AQSP shall pay GMJ a cash bonus of:                           $     150,000

    (b) Upon the closing of AQSP's acquisition of Lifted

          Liquids, AQSP shall pay GMJ a cash bonus of:             $     250,000

    (c) Upon the earlier of December 1, 2020 or the first date when AQSP has raised a total of at least $15 million

         after January 1, 2019, AQSP shall pay GMJ a cash

         bonus of:                                                                        $    250,000

    (d) Upon the earlier of December 1, 2021 or the first date when AQSP has raised a total of at least $25 million

        after January 1, 2019, AQSP shall pay GMJ a cash

        bonus of:                                                                         $     250,000

The Parties acknowledge and agree that the foregoing success bonuses are due to GMJ regardless of whether or not GMJ introduces a party to the Company necessary for the consummation of any acquisition, and regardless of whether or not GMJ has any involvement with the closing of any acquisition or the raising of any amount of capital.  The foregoing success bonuses are not a “salesman’s stake” as there is no requirement that GMJ have any direct involvement with any acquisition or the raising of any amount of capital. The success bonus is designed as a reward for GMJ’s contribution to business development, condition, strategy and leadership.

•Simultaneously with the execution of the GMJ Employment Agreement, AQSP shall issue to GMJ or his designee(s) five-year warrants containing a "cashless exercise" feature giving GMJ or his designee(s):

(a) The right to purchase 250,000 shares of common stock of AQSP exercisable at $2.50 per share, vesting upon the closing of AQSP's acquisition of CBD

    Lion;

(b) The right to purchase 250,000 shares of common stock of AQSP exercisable at $5.00 per share, vesting upon the closing of AQSP's acquisition of Lifted

    Liquids; and

(c) The right to purchase 250,000 shares of common stock of AQSP exercisable at $7.50 per share, vesting upon the closing of AQSP's acquisition of both

   CBD Lion and Lifted Liquids.

•The GMJ Employment Agreement shall provide that, upon the execution of the GMJ Employment Agreement, the terms of GMJ's stock options granted by AQSP to purchase shares of common stock of AQSP which are currently set to expire(unless previously exercised) during November 2020 or during

September 2021, respectively, shall be extended so that all of such stock options may be exercised by GMJ at any time on or before December 31, 2024.

•The GMJ Employment Agreement shall require AQSP to provide to GMJ an employee benefits package including fully paid Blue Cross/Blue Shield or equivalent family health insurance and dental insurance.

•The GMJ Employment Agreement shall require AQSP to provide to GMJ prompt reimbursement for all documented AQSP business related expenses paid or incurred by GMJ, including but not limited to airfare, rail, taxi, rental cars,

      parking, tolls, gasoline for business trips, meals, entertainment, hotel, office supplies, mobile phone, internet, hotspot, and postage expenses.

•In the GMJ Employment Agreement, AQSP shall grant to GMJ so-called "tag along" registration rights for all AQSP shares owned by GMJ or by any of his affiliates, and for all AQSP shares issuable to GMJ or to any of his affiliates upon the exercise of his or their AQSP options or warrants.

WCJ compensation:

3. AQSP shall continue paying WCJ a consulting fee of $5,000 per month until AQSP and WCJ sign the employment agreement described below.

4. AQSP and WCJ shall sign an employment agreement for WCJ to serve as AQSP's President, CFO and Treasurer (the "WCJ Employment Agreement"), to be signed upon the earlier of the closing of AQSP's acquisition of CBD Lion or the closing of AQSP's acquisition of Lifted Liquids. The WCJ Employment Agreement shall be consistent with the following:

•The WCJ Employment Agreement shall be a "rolling" five year employment agreement, following the same general format as AQSP's employment agreements for ESL, NSW and GMJ. For the purposes of this Agreement, “rolling” five-year employment agreement for WCJ shall mean that that the employment agreement shall continue until the fifth anniversary of its effective date, unless terminated earlier for good cause; provided, however, that, on the first anniversary of the effective date and each annual anniversary thereafter (such date and each annual anniversary thereof, a "Extension Date"), this Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for an additional period of one year (extending the term of this Agreement to five years after each such Extension Date), unless either party provides written notice of the party's intention not to extend the term of this Agreement at least 90 days' prior to the applicable Extension Date (providing notice of non-extension at least four years and 90 days prior to expiration of this Agreement).

•Under the WCJ Employment Agreement, WCJ's base salary shall be at least $100,000 per year, payable on the same bi-weekly or monthly schedule as the base salaries of ESL, NSW and GMJ.

•Under the WCJ Employment Agreement, WCJ shall participate in AQSP's management bonus pool, generally described as follows:  During the 4th quarter of each year, the Chairman of the Compensation Committee of AQSP's Board of Directors shall unanimously agree with GMJ, ESL, NSW and WCJ upon an EBITDA target amount for the following year. In the event that the foregoing parties are unable to unanimously agree on an EBITDA target for the following year, the EBITDA target for the following year shall default to the actual EBITDA for the year preceding the following year. If AQSP's actual EBITDA during such following year exceeds that EBITDA target amount, then a total of 33% of the amount (if any) by which AQSP's actual EBITDA during such following year exceeds that EBITDA target amount will be set aside by AQSP as a cash management bonus pool, and such cash will be allocated and paid out by AQSP as bonuses or fees to the officers of AQSP and its subsidiaries (and potentially, to directors and/or third parties who have significantly helped AQSP during such following year), with the allocation of such management bonuses to be determined by unanimous written agreement of GMJ, ESL, NSW and WCJ.

•Under the WCJ Employment Agreement, AQSP shall pay WCJ the following bonuses in addition to WCJ's participation in the aforementioned management bonus pool:

      (a) Upon the closing of AQSP's acquisition of CBD Lion,

             AQSP shall pay WCJ a cash bonus of:                                 $       50,000

      (b) Upon the closing of AQSP's acquisition of Lifted

             Liquids, AQSP shall pay WCJ a cash bonus of:                 $     100,000

      (c) Upon the earlier of December 1, 2020 or the first date when AQSP has raised a total of at least $15 million

             after January 1, 2019, AQSP shall pay WCJ a cash

             bonus of:                                                                            $    100,000

     (d) Upon the earlier of December 1, 2021 or the first date when AQSP has raised a total of at least $25 million

            after January 1, 2019, AQSP shall pay WCJ a cash

            bonus of:                                                                            $     100,000

           The Parties acknowledge and agree that the foregoing success bonuses are due to WCJ regardless of whether or not WCJ introduces a party to the Company necessary for the consummation of any acquisition, and regardless of whether or not WCJ has any involvement with the closing of any acquisition or the raising of any amount of capital.  The foregoing success bonuses are not a “salesman’s stake” as there is no requirement that WCJ have any direct involvement with any acquisition or the raising of any amount of capital. The success bonus is designed as a reward for WCJ’s contribution to business development, condition, strategy and leadership.

•Simultaneously with the execution of the WCJ Employment Agreement, AQSP  shall issue to WCJ or his designee(s) five-year warrants containing a "cashless exercise" feature giving WCJ or his designee(s):

(a) The right to purchase 225,000 shares of common stock of AQSP exercisable at $2.50 per share, vesting upon the closing of AQSP's acquisition of CBD Lion;(b) The right to purchase 225,000 shares of common stock of AQSP exercisable at

$5.00 per share, vesting upon the closing of AQSP's acquisition of Lifted Liquids; and

(c) The right to purchase 225,000 shares of common stock of AQSP exercisable at $7.50 per share, vesting upon the closing of AQSP's acquisition of both CBD Lion and Lifted Liquids.

•The WCJ Employment Agreement shall require AQSP to provide to WCJ an employee benefits package including Blue Cross/Blue Shield or equivalent family health insurance and dental insurance.

•The WCJ Employment Agreement shall require AQSP to provide to WCJ prompt reimbursement for all documented AQSP business related expenses paid or incurred by WCJ, including but not limited to airfare, rail, taxi, rental cars, parking, tolls, gasoline for business trips, meals, entertainment, hotel, office supplies, mobile phone, internet, hotspot, and postage expenses.

•In the WCJ Employment Agreement, AQSP shall grant to WCJ so-called "tag along" registration rights for all AQSP shares owned by WCJ or by any of his affiliates, and for all AQSP shares issuable to WCJ or to any of his affiliates upon the exercise of his or their AQSP options or warrants.

In Witness Whereof, the parties have executed this Compensation Agreement effective as of the first date listed above.

ACQUIRED SALES CORP.,

a Nevada corporation

By/s/ Joshua A. Bloom_	/s/ Gerard M. Jacobs
Joshua A. Bloom, Director and	Gerard M. Jacobs, in his individual capacity
Chairman of the Compensation
Committee of the Board of
Directors of Acquired Sales Corp.

By/s/ Vincent J. Mesolella	/s/ William C. Jacobs
Vincent J. Mesolella, Lead	William C. Jacobs, in his individual capacity
Outside Director of Acquired
Sales Corp.

The foregoing Compensation Agreement is hereby approved by the undersigned:

CBD LION LLC	WARRENDER ENTERPRISE INC.

By/s/ Erik S. Lundgren	By/s/ Nicholas S. Warrender
Erik S. Lundgren	Nicholas S. Warrender